Exhibit 99.1

              FARO NAMED 'ALLIANCE PARTNER' OF DEFENSE ORGANIZATION

     LAKE MARY, Fla., Aug. 9 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO), the only company with a complete line of portable 3D coordinate measurement systems for the Computer-Aided Measuring (CAM2) market, announced that they have been approved by the Board of Directors of the National Center for Defense Manufacturing and Machining (NCDMM) as an Alliance Partner.

     (Logo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )

     "This elite status reflects our ongoing commitment to use technology to improve not only the quality of our customer's products," FARO Co-Founder and CEO Simon Raab said, "but to also improve the quality of life for everyone through a stronger, safer America."

     The NCDMM delivers state-of-the-art manufacturing solutions to ensure the quality, affordability, maintainability, and rapid deployment of existing and yet-to-be developed defense systems. FARO's portable coordinate measurement machines (CMMs) allow NCDMM members and other manufacturers to improve their products and processes through greater quality control. The increased cost efficiency not only keeps defense costs low, but also makes U.S.-based companies more competitive in an increasingly volatile global marketplace.

     FARO also has a General Services Administration (GSA) contract with the United States Federal Government. This contract applies to the company's entire product line of CAM2 systems and services.

     "We're proud that the federal government has recognized and rewarded our long history of technical superiority and exemplary customer satisfaction," FARO President and COO Jay Freeland said. "This is really a win-win situation all around: FARO gets the cache of doing business with the government, of course; and the government and its other suppliers now have the ability to produce better materials more efficiently by using FARO's measurement systems."

     FARO's new Laser Scanner LS, for example, is ideal for large-scale military applications, such as measuring aircraft exteriors for fit and finish, while the FARO Gage-PLUS, a zero-training portable CMM with .0002" accuracy, can be used to measure dies and molds for weaponry.

     About FARO
     With nearly 8,500 installations and more than 3,800 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform 3D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FaroArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO 17025 laboratory registered.

     About the NCDMM
     The National Center for Defense Manufacturing and Machining (NCDMM) delivers state-of-the-art manufacturing solutions to ensure the quality, affordability, maintainability, and rapid deployment of existing and yet-to-be developed defense systems. Collaboration among Government, Industrial, and Academic organizations enhances key development efforts, while disciplined training and implementation methodologies ensure the rapid deployment of best practices to key stakeholders. For additional information, visit http://www.ncdmm.org .

SOURCE  FARO Technologies, Inc.
    -0-                             08/09/2005
    /CONTACT: Darin Sahler, Global PR Manager, FARO Technologies, +1-407-333-9911, or sahlerd@faro.com/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.faro.com
                http://www.ncdmm.org /
    (FARO)